                                                                      EXHIBIT 12

                               CATERPILLAR INC.,
                      CONSOLIDATED SUBSIDIARY COMPANIES,
               AND 50%-OWNED UNCONSOLIDATED AFFILIATED COMPANIES

                      STATEMENT SETTING FORTH COMPUTATION
                     OF RATIOS OF PROFIT TO FIXED CHARGES
                             (Millions of dollars)

                           YEARS ENDED DECEMBER 31,

                                                                           1998        1997        1996
                                                                          ------      ------      ------
Profit................................................................    $1,513      $1,665      $1,361
Add:
     Provision for income taxes.......................................    $  680         837         653
                                                                          ------      ------      ------
Profit before taxes...................................................    $2,193      $2,502      $2,014
Fixed charges:
     Interest and other costs related to borrowed funds/(1)/..........    $  758      $  586      $  519
     Rentals at computed interest factors/(2)/........................        76          60          54
                                                                          ------      ------      ------
Total fixed charges...................................................    $  834      $  646      $  573
                                                                          ------      ------      ------
Profit before provision for income taxes and fixed charges............    $3,027      $3,148      $2,587
                                                                          ======      ======      ======
Ratio of profit to fixed charges......................................       3.6         4.9         4.5
                                                                          ======      ======      ======

------------------
/(1)/ Interest expense as reported in the Consolidated Results of Operations plus the Company's proportionate share of 50 percent-owned unconsolidated affiliated companies' interest expense.
/(2)/ Amounts represent those portions of rent expense that are reasonable approximations of interest costs.


Exhibit 12                                                           Page 1 of 1